UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 20, 2005

Trimeris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23155	56-1808663
(Commission File Number)	(IRS Employer Identification No.)

3500 Paramount Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

(919) 419-6050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2005, Trimeris, Inc. (the “Company”) entered into a Letter of Amendment (“Amendment”) with F. Hoffman-La Roche Ltd. and Hoffmann-La Roche, Inc. (collectively “Roche”) setting forth certain rights and responsibilities with respect to the manufacture and sale of Fuzeon®. The Amendment amends and supplements the terms of the Development and License agreement between the parties dated July 7, 1999 that relates to the parties’ collaboration for the development and commercialization of peptide fusion inhibitors for the treatment of HIV (the “Agreement”). The terms of the Amendment are subject to the termination provisions of the Agreement.

The Amendment addresses several aspects of the parties’ collaboration related to the manufacture of Fuzeon. According to the terms of the Amendment, Roche will be responsible for all decisions regarding future Fuzeon manufacturing volume, including management of the inventory supply chain. Subject to certain exceptions, Roche will therefore be financially responsible for all write-offs of expired Product (as defined in the Agreement) sold in the US and Canada. In addition, Roche will be responsible for write-offs of all supply chain materials not currently in inventory as of the date of execution of the Amendment (the “Execution Date”). The collaboration’s Joint Steering Committee will govern the conversion schedule of supply chain materials that are currently in inventory as of the Execution Date into Product.

The Amendment also sets forth the terms for which Roche-owned, Fuzeon manufacturing equipment and facilities in Boulder may be used for the manufacture of other products. In addition, the Amendment confirms Trimeris’ payment of certain pre-launch inventory carrying costs related to the sale of Fuzeon and provides for Roche’s payment to Trimeris of an outstanding manufacturing milestone payment under the Agreement. A schedule of Trimeris’ required contribution to the depreciation of Roche’s Boulder facility for Fuzeon manufacturing is also confirmed. The Amendment also outlines certain methodologies for the allocation of standard cost variances between the parties, the sharing of financial data related to Fuzeon manufacturing, and the methodology for calculating currency conversions.

The Amendment is attached to this Form 8-K as Exhibit 99.1 and it is incorporated by reference as if fully set forth herein. The foregoing description of the Amendment is qualified in its entirety by reference to such Exhibit 99.1

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	*	Letter of Amendment between Trimeris, Inc., F. Hoffman-La Roche Ltd. and Hoffmann-La Roche Inc., dated September 20, 2005.

*	Confidential treatment has been requested as to certain portions of the exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer

Dated September 26, 2005